EXHIBIT 23-1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 33-59093 of Michigan Consolidated Gas Company on Form S-3 of our report dated February 8, 1996 appearing in this Annual Report on Form 10-K of Michigan Consolidated Gas Company for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
Detroit, Michigan

March 1, 1996